EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          FOR SIX MONTHS ENDED JUNE 30
                                   (UNAUDITED)

(Dollars in millions)

                                                               1999        1998
                                                               ----        ----

Income before income taxes (1)                                $6,137      $3,598

Add:  Fixed charges, excluding
  capitalized interest                                           973       1,027
                                                              ------      ------

Net income as adjusted                                        $7,110      $4,625
                                                              ======      ======

Fixed charges:
  Interest expense                                            $  739      $  789
  Capitalized interest                                            15          11
  Portion of rental expense representative of
    interest                                                     234         238
                                                              ------      ------

Total fixed charges                                           $  988      $1,038
                                                              ======      ======

Preferred stock dividends (2)                                     15          14
                                                              ------      ------

Combined fixed charges and preferred stock
  dividends                                                   $1,003      $1,052
                                                              ======      ======

Ratio of net income to fixed charges                            7.20        4.46

Ratio of net income to combined fixed charges
and preferred stock dividends                                   7.09        4.40

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $10 million for the first six months of 1998 and 1997, or $15 million and $14 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the six months ended June 30, 1999 and 1998.

                              SEGMENT INFORMATION
                                  (UNAUDITED)

                                         Hardware Segments
                                  --------------------------------
                                               Personal                 Global
(Dollars in millions)             Technology    Systems     Server     Services
--------------------------------------------------------------------------------
Quarter Ended June 30, 1999:

External revenue                    $ 3,062     $ 3,873     $ 2,349     $ 7,988
Internal revenue                      1,013           7          92         628
                                    -------     -------     -------     -------
Total revenue                       $ 4,075     $ 3,880     $ 2,441     $ 8,616
                                    =======     =======     =======     =======
Pre-tax income (loss)               $   130     $  (153)    $   516     $ 1,137
                                    =======     =======     =======     =======

Revenue year-to-year change             5.1%       50.1%        3.0%       13.4%
Pre-tax income year-to-year
  change                              (53.7)%      64.9%       (6.4)%      19.8%
Pre-tax income margin                   3.2%       (3.9)%      21.1%       13.2%

Quarter Ended June 30, 1998:

External revenue                    $ 2,778     $ 2,578     $ 2,273     $ 6,969
Internal  revenue                     1,101           7          98         632
                                    -------     -------     -------     -------
Total revenue                       $ 3,879     $ 2,585     $ 2,371     $ 7,601
                                    =======     =======     =======     =======
Pre-tax income (loss)               $   281     $  (436)    $   551     $   949
                                    =======     =======     =======     =======

Pre-tax income margin                   7.2%      (16.9)%      23.2%       12.5%

Reconciliations to IBM as Reported:

                                                 Quarter Ended     Quarter Ended
(Dollars in millions)                            June 30, 1999     June 30, 1998
                                                 -------------     -------------
Revenue:
Total reportable segments                           $ 23,946          $ 20,963
Eliminations/other                                    (2,041)           (2,140)
                                                    --------          --------
  Total IBM Consolidated                            $ 21,905          $ 18,823
                                                    ========          ========

Pretax income:
Total reportable segments                           $  2,557          $  2,099
Sales of IBM's Global Network                          3,430                 0
Second quarter actions                                (1,820)                0
Eliminations/other                                      (124)              (16)
                                                    --------          --------
  Total IBM Consolidated                            $  4,043          $  2,083
                                                    ========          ========

                                                   Global         Enterprise            Total
(Dollars in millions)            Software         Financing       Investments         Segments
----------------------------------------------------------------------------------------------
Quarter Ended June 30, 1999:

External revenue                  $ 3,126          $   764          $   661           $21,823
Internal revenue                      182              198                3             2,123
                                  -------          -------          -------           -------
Total revenue                     $ 3,308          $   962          $   664           $23,946
                                  =======          =======          =======           =======
Pre-tax income (loss)             $   700          $   328          $  (101)          $ 2,557
                                  =======          =======          =======           =======

Revenue year-to-year change           8.8%             6.1%            14.7%             14.2%
Pre-tax income year-to-year
  change                             11.8%            13.5%            37.3%             21.8%
Pre-tax income margin                21.2%            34.1%           (15.2)%            10.7%

Quarter Ended June 30, 1998:

External revenue                  $ 2,866          $   741          $   566           $18,771
Internal  revenue                     175              166               13             2,192
                                  -------          -------          -------           -------
Total revenue                     $ 3,041          $   907          $   579           $20,963
                                  =======          =======          =======           =======
Pre-tax income (loss)             $   626          $   289          $  (161)          $ 2,099
                                  =======          =======          =======           =======

Pre-tax income margin                20.6%            31.9%           (27.8)%            10.0%

                               SEGMENT INFORMATION
                                  (UNAUDITED)

Hardware Segments

                                                Personal                Global
(Dollars in millions)             Technology    Systems     Server     Services
--------------------------------------------------------------------------------
Six Months Ended June 30, 1999:

External revenue                    $ 5,932     $ 7,462     $ 4,422     $15,538
Internal revenue                      1,911          14         165       1,297
                                    -------     -------     -------     -------
Total revenue                       $ 7,843     $ 7,476     $ 4,587     $16,835
                                    =======     =======     =======     =======
Pre-tax income (loss)               $   200     $  (242)    $ 1,014     $ 2,110
                                    =======     =======     =======     =======

Revenue year-to-year change             2.5%       49.4%        0.0%       15.3%
Pre-tax income year-to-year change    (61.5)%      72.9%       (4.2)%      25.9%
Pre-tax income margin                   2.6%       (3.2)%      22.1%       12.5%

Six Months Ended June 30, 1998:

External revenue                    $ 5,545     $ 4,992     $ 4,408     $13,310
Internal revenue                      2,106          13         178       1,291
                                    -------     -------     -------     -------
Total revenue                       $ 7,651     $ 5,005     $ 4,586     $14,601
                                    =======     =======     =======     =======
Pre-tax income (loss)               $   519     $  (894)    $ 1,059     $ 1,676
                                    =======     =======     =======     =======

Pre-tax income margin                   6.8%      (17.9)%      23.1%       11.5%

Reconciliations to IBM as Reported:

                                             Six Months Ended   Six Months Ended
(Dollars in millions)                          June 30, 1999      June 30, 1998
                                             ----------------   ----------------
Revenue:
Total reportable segments                         $ 46,297          $ 40,589
Eliminations/other                                  (4,075)           (4,148)
                                                  --------          --------
  Total IBM Consolidated                          $ 42,222          $ 36,441
                                                  ========          ========

Pretax income:
Total reportable segments                         $  4,891          $  3,838
Sales of IBM's Global Network                        3,430                 0
Second quarter actions                              (1,820)                0
Eliminations/other                                    (358)             (232)
                                                  --------          --------
  Total IBM Consolidated                          $  6,143          $  3,606
                                                  ========          ========

                                                     Global         Enterprise           Total
(Dollars in millions)             Software        Financing        Investments        Segments
----------------------------------------------------------------------------------------------
Six Months Ended June 30, 1999:

External revenue                  $ 6,046          $ 1,488          $ 1,210           $42,098
Internal revenue                      393              405               14             4,199
                                  -------          -------          -------           -------
Total revenue                     $ 6,439          $ 1,893          $ 1,224           $46,297
                                  =======          =======          =======           =======
Pre-tax income (loss)             $ 1,357          $   625          $  (173)          $ 4,891
                                  =======          =======          =======           =======

Revenue year-to-year change           9.7%             5.6%            13.1%             14.1%
Pre-tax income year-to-year change   11.1%            10.0%            44.4%             27.4%
Pre-tax income margin                21.1%            33.0%           (14.1)%            10.6%

Six Months Ended June 30, 1998:

External revenue                  $ 5,510          $ 1,466          $ 1,058           $36,289
Internal revenue                      361              327               24             4,300
                                  -------          -------          -------           -------
Total revenue                     $ 5,871          $ 1,793          $ 1,082           $40,589
                                  =======          =======          =======           =======
Pre-tax income (loss)             $ 1,221          $   586          $  (311)          $ 3,838
                                  =======          =======          =======           =======

Pre-tax income margin                20.8%            31.7%           (28.7)%             9.4%